Exhibit 99.1

NEWS RELEASE

Contact:
Tiffany Louder – Investor Relations
Alliance Data
214-494-3048
tiffany.louder@alliancedata.com

Michael Cummings –
Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214-494-3811
shelley.whiddon@alliancedata.com

Jordan Lampe Director of Communications Dwolla 515-250-4616 Jordan@dwolla.com

ALLIANCE DATA AND DWOLLA ANNOUNCE MULTI-YEAR AGREEMENT
Alliance Data to Provide Credit Services for Innovative Dwolla Payment Network; New Cardless
Solution, called Dwolla Credit, to Deliver a Seamless Digital Experience for Dwolla Members

DES MOINES, Iowa and DALLAS, Oct. 22, 2013 – Dwolla, a payment network used by thousands of businesses and consumers to move millions of dollars each day, and Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced they have signed a new, multi-year agreement for Alliance Data’s Retail Services business to provide a cardless private label credit product for the Dwolla payment network. Dwolla uses the Internet to create its cardless network of mobile phones, computers, and even physical locations to bypass traditional card systems, allowing transactions inside its network to take place instantly and at a cost of 25 cents per transaction, or at no cost for transactions of $10 or less.

Within the Dwolla payment network, Alliance Data will provide the newly launched credit program, called Dwolla Credit.  Once approved, consumers can use Dwolla Credit immediately and for future purchases at participating businesses found in Dwolla’s new Storefront directory (www.dwolla.com/storefront). Businesses that accept Dwolla Credit will continue to enjoy the same low $0.25 transaction fee on payments over $10, with payments of $10 or less being completely free. Interested consumers and businesses can register for access at realtime.dwolla.com.

“Credit is not new—but providing it on a real-time network that removes interchange fees, supports the evolution of credit, and provides a means of cardless payment—is, and that’s what Dwolla Credit does,” said Ben Milne, chief executive officer and founder of Dwolla. “Alliance Data’s deep experience and the true interest they have in our company will not only lend a new level of convenience to our community of users, but will also give them front-row seats to what we believe will be some really great innovations to credit.”

“We’re thrilled to partner with Dwolla, a nimble and forward-thinking company, to offer a convenient credit solution through the Dwolla network, for today’s mobile, time-starved consumer,” added Melisa Miller, president of Alliance Data Retail Services. “The relationship between Dwolla and Alliance Data further expands our reach into the evolving payments industry, to leverage our customer marketing and analytics, as well as our digital expertise. This reinforces our pursuit to bring innovative payment solutions to businesses and consumers—wherever and whenever they need them.”

About Dwolla
Dwolla allows anything connected to the Internet to move money as quickly, safely, and at the lowest cost possible. Powered by an accessible web-based platform and its “free or 25 cent flat-fee” per transaction pricing model, the software uses the Internet to securely link mobile phones, computers, social communities, and even physical locations to create a safe network that bypasses traditional card and check systems. This allows friends, families, businesses, even governments to easily send and receive digital payments with one another, like cash, but with easy to use websites, apps, and tools and without the fees and constraints of traditional debit and credit cards.

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with more than 120 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know More. Sell More.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted retail industry expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.
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